UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2015

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

(a)
On January 6, 2015, Cytori Therapeutics, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Special Meeting with the Securities and Exchange Commission on November 24, 2014.

(b)
As of November 12, 2014, the record date for the Special Meeting, 92,449,197 shares of the Company’s common stock were issued and outstanding. A quorum of 69,356,833 shares of common stock were present or represented at the Special Meeting. The following items of business were voted upon by stockholders at the Special Meeting:

1.
Approve amendment to the Company’s Certificate of Incorporation.  The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 145,000,000 shares to 290,000,000, as follows:

FOR	AGAINST	ABSTAIN
60,019,336	7,744,048	1,593,449

Broker Non-Votes: 0

2.
Approve issuance of shares of common stock upon conversion of Preferred Stock and exercise of Warrants. The Company’s stockholders approved, pursuant to NASDAQ Marketplace Rules 5635(b) and 5635(d), the issuance of shares of common stock upon conversion of the Company’s Series A 3.6% Convertible Preferred Stock and exercise of warrants to purchase shares of its common stock, as follows:

FOR	AGAINST	ABSTAIN
29,254,143	2,294,937	137,930

Broker Non-Votes: 37,669,823

3.
Approve adjournment of the Special Meeting. The Company’s stockholders voted to approve an adjournment of the Special Meeting, if necessary or appropriate, to permit solicitation of additional proxies in favor of the above proposals, as follows:

FOR	AGAINST	ABSTAIN
60,713,760	7,979,920	663,153

Broker Non-Votes: 0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: January 7, 2015	By: /s/ Tiago Girao
Tiago Girao
VP Finance and Chief Financial Officer